Exhibit 99.1

Kandi Technologies Reports Full Year 2017 Financial Results

JINHUA, CHINA-- (March 16, 2018) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the full year ended December 31, 2017.

Full Year 2017 Highlights

●	Total revenues were $102.8 million in 2017, a decrease of 20.6% from total revenues of $129.5 million in 2016.

●	EV parts sales decreased by 18.9% to $97.4 million in 2017, compared with EV parts sales of $120.1 million in 2016.

●	Off-road vehicles sales decreased by 4.3% to $5.4 million in 2017, compared with off-road vehicles sales of $5.7 million in 2016.

●	Kandi Electric Vehicles Group Co., Ltd. (The “JV Company”) sold 11,437 EV products in 2017, compared to 10,148 EV products sold in 2016, an increase of 12.7%.

●	GAAP net loss in 2017 was $28.3 million, or $0.59 loss per fully diluted share, compared with GAAP net loss of $6.5 million, or $0.14 loss per fully diluted share in 2016. The primary reason for the GAAP net loss in 2017 was due to $27.6 million research & development (“R&D”) expenses in 2017 related to the development of K23 and other models; additionally, the JV Company incurred R&D expenses of $6.88 million (which posed $3.44 million impact on Kandi’s net loss). Excluding the impact from the R&D expenses, under the Non-GAAP adjusted financial measure I, our net income[1] for 2017 would be $2.72 million, or $0.06 earnings per fully diluted share.

●	Non-GAAP adjusted financial measure II2, which excludes stock award expenses and changes in the fair value of financial derivatives, was net loss of $23.2 million in 2017, compared with non-GAAP adjusted net income of $4.6 million in 2016. Non-GAAP adjusted loss per share was approximately $0.48 per fully diluted share for the full year of 2017, compared with non-GAAP adjusted earnings per share of $0.10 per fully diluted share for the full year of 2016. Excluding the impact from the R&D expenses, under the adjusted Non-GAAP financial measure III[3], our net income for 2017 was $7.9 million, or $0.17 earnings per fully diluted share.

●	Working capital surplus was $53.7 million as of December 31, 2017. Cash, cash equivalents and restricted cash totaled $16.1 million as of December 31, 2017.

1Non-GAAP financial measure I, including the Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the R&D expenses. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

2Non-GAAP financial measures II, including the Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of the fair value of financial derivatives and the effects of the stock award expense. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

3Non-GAAP financial measures III, including the Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of the fair value of financial derivatives, the effects of the stock award expense and the effects of the R&D expenses.We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “2017 was still a challenging year for Kandi. Our business had been heavily impacted from the confusion surrounding the reusable battery exchange model, however Kandi has been working diligently to overcome the difficult time and resolve the issues. We are confident to successfully execute our long-term business model in the renewable energy industry that is full of opportunities in the future, and hopping to be back in the major league among EV industry players.”

“Although, the EV unit sales in 2017 did not meet the expectations, the Company has had modest progress in the product R&D. To name a few, the pure electric SUV model K26 has been upgraded to be EX3, which will be exhibited at the upcoming launch event in March 26, where there will be more than 100 distributors and over 10 media representatives attending. Furthermore, Hainan facility’s model K23 production will commence in March 28. We believe these new products will strengthen our company’s competitiveness as well grow our market share. In my personal view, the loss in 2017 was temporary and strategic. What we have done in the past year will lay a strong foundation to prepare for the future development. Being the frontrunner in the pure EV industry, we are not only the pure EV products manufacturer but also an advocate of urban car-share with significant influence in the development of China’s urban travel ecosphere. Whether the business model or the market share, Kandi is packed with solid fundamentals exceling its peers. The management team is confident in our future growth.” Mr. Hu concluded.

Full Year 2017 Financial Results

Net Revenues and Gross Profit

	2017	2016	Y-o-Y%
Net Revenues (US$mln)	$102.8	$129.5	-20.6%
Gross Profit (US$mln)	$14.3	$17.7	-19.1%
Gross Margin	14.0%	13.7%	-

Net revenues for the full year 2017 decreased 20.6% from 2016. The decrease in net revenues was mainly due to the decrease of sales volume. Gross margin for the full year 2017 increased to 14.0%, compared with 13.7% in 2016. The moderate increase of gross margin was due to increased gross margin attributable to off-road vehicles sales in the year 2017.

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Operating Income (Loss)

	2017	2016	Y-o-Y%
Operating Expenses (US$mln)	$40.4	$48.7	-17.1%
Operating -(Loss) (US$mln)	$(26.1)	$(31.0)	-15.9%
Operating Margin	-25.4%	-24.0%	-

Total operating expenses in 2017 were $40.4 million, compared with $48.7 million in 2016. The decrease in total operating expenses was due to decreased general and administrative expenses in 2017.

GAAP Net Loss

	2017	2016	Y-o-Y%
GAAP Net Loss (US$mln)	$(28.3)	$(6.5)	335.4%
Loss per Weighted Average Common Share	$(0.59)	$(0.14)	-
Loss per Weighted Average Diluted Share	$(0.59)	$(0.14)	-

Non-GAAP Financial Measures

We make reference to certain non-GAAP financial measures, i.e., adjusted net income. Management believes that such adjusted financial results are useful for investors in evaluating our operating performance because they present a meaningful measure of corporate performance. See the non-GAAP reconciliation table below. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with the GAAP.

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The following table summarizes our non-GAAP net income (loss):

Non-GAAP financial measure I	2017
GAAP Net Loss (US$mln)	(28.35)
R&D Expense(US$mln)	27.63
Share of (loss)after tax of JV impacted by JV Company’s R&DExpense(US$mln)	3.44
Non-GAAP net Income(US$mln)	2.72

Non-GAAP financial measure II	2017	2016	Y-o-Y%
GAAP Net Loss (US$mln)	$(28.3)	$(6.5)	335.4%
Stock award expenses(US$mln)	$5.2	$15.0	-65.3%
Change of the fair value of financial derivatives(US$mln)	-	$(3.8)
Non-GAAP net (Loss) income(US$mln)	$(23.2)	$4.6	-600.6%

Non-GAAP financial measure III	2017
GAAP Net Loss (US$mln)	(28.35)
Stock award expenses(US$mln)	$5.2
Change of the fair value of financial derivatives(US$mln)	-
R&D Expense(US$mln)	27.63
Share of (loss) after tax of JV impacted by JV Company’s R&D Expense(US$mln)	3.44
Non-GAAP net Income(US$mln)	7.91

Net loss in 2017 was $28.3 million, compared with net loss of $6.5 million in 2016. The increase in net loss was primarily attributable to $27.6 million related to the development of K23 and other models; additionally, the JV Company incurred R&D expenses of $6.88 million (which posed $3.44 million impact on Kandi’s net loss) .

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JV Company Financial Results

In the full year 2017, the JV Company sold 11,437 EV products, a 12.7% increase from 2016. Total EV product sales comprised 7,416 units of Model K12, 3,939 units of Model K17 and 82 units of other models.

The condensed financial income statement of the JV Company for the full year 2017 is as set forth below:

	2017	2016	Y-o-Y%
Net Revenues (US$mln)	$192.7	$179.3	7.5%
Gross Profit (US$mln)	$3.6	$19.3	-81.3%
Gross Margin	1.9%	10.8%	-
Net Loss(US$mln)	$(22.7)	$(14.2)	60.4%
% of Net revenues	-11.8%	-7.9%	-

Kandi’s investments in the JV Company are accounted for under the equity method of accounting, as Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s loss for $11.3 million for the full year 2017. After eliminating intra-entity profits and losses, Kandi’s share of the after tax loss of the JV Company was $11.6 million for the full year 2017.

Full Year 2017 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss the financial results at 8:00 AM (U.S. Eastern Time) on March 16, 2017 (8:00 PM Beijing Time on March 16, 2017). Mr. Hu Xiaoming, the Company’s Chief Executive Officer and Mr. Mei Bing, the Company’s Chief Financial Officer, will deliver prepared remarks, followed by a question and answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay: http://public.viavid.com/index.php?id=128730

A live audio webcast of the call may also be accessed by visiting Kandi’s Investor Relations website at http://ir.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

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About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China’s leading manufacturers of pure electric vehicle (“EV”) products (through its joint venture), EV parts and off-road vehicles. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), and the partially and wholly-owned subsidiaries of Kandi Vehicles.

More information can be viewed at the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group
Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com

- Tables Below -

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KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
Current assets
Cash and cash equivalents	$4,891,808	$12,235,921
Restricted cash	11,218,688	12,957,377
Short term investment	-	4,463,097
Accounts receivable (net of allowance for doubtful accounts of $133,930 and $0 as of December 31, 2017 and December 31, 2016, respectively)	34,397,858	32,394,613
Inventories (net of provision for slow moving inventory of $620,919 and $415,797 as of December 31, 2017 and December 31, 2016, respectively)	15,979,794	11,914,110
Notes receivable from JV Company and related party	1,137,289	400,239
Other receivables	2,650,668	66,064
Prepayments and prepaid expense	6,536,839	4,317,855
Due from employees	7,070	4,863
Advances to suppliers	14,908,385	38,250,818
Amount due from JV Company, net	146,422,440	136,536,159
Amount due from related party	162,048	10,484,816
TOTAL CURRENT ASSETS	238,312,887	264,025,932

LONG-TERM ASSETS
Property, Plant and equipment, net	12,000,971	15,194,442
Land use rights, net	12,666,047	11,775,720
Construction in progress	53,083,925	27,054,181
Deferred taxes assets	4,383,425	-
Long Term Investment	1,460,034	1,367,723
Investment in JV Company	70,681,013	77,453,014
Goodwill	322,591	322,591
Intangible assets	331,116	413,211
Advances to suppliers	21,592,918	33,819,419
Other long-term assets	7,590,734	8,271,952
Amount due from JV Company, net	15,907,183	-
TOTAL Long-Term Assets	200,019,957	175,672,253
TOTAL ASSETS	$438,332,844	$439,698,185

CURRENT LIABILITIES
Accounts payables	$111,595,540	$115,870,051
Other payables and accrued expenses	6,556,209	4,835,952
Short-term loans	33,042,864	34,265,065
Customer deposits	205,544	41,671
Notes payable	28,075,945	14,797,325
Income tax payable	2,902,699	1,364,235
Due to employees	35,041	21,214
Deferred taxes liabilities	-	118,643
Deferred income	2,191,143	6,363,751
Total Current Liabilities	184,604,985	177,677,907

LONG-TERM LIABILITIES
Long term bank loans	30,737,547	28,794,172
Deferred taxes liabilities	-	878,639
Total Long-Term Liabilities	30,737,547	29,672,811
TOTAL LIABILITIES	215,342,532	207,350,718

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 48,036,538 and 47,699,638 shares issued and outstanding at December 31,2017 and December 31,2016, respectively	48,037	47,700
Additional paid-in capital	233,055,348	227,911,477
Retained earnings (the restricted portion is $4,422,033 and $4,219,808 at December 31,2017 and December 31, 2016, respectively)	(3,802,310)	24,545,163
Accumulated other comprehensive loss	(6,310,763)	(20,156,873)
TOTAL STOCKHOLDERS’ EQUITY	222,990,312	232,347,467
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$438,332,844	$439,698,185

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KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	Year Ended
	December 31, 2017	December 31, 2016	December 31, 2015

REVENUES FROM UNRELATED PARTY, NET	$9,853,410	$47,870,589	$6,790,032
REVENUES FROM JV COMPANY AND RELATED PARTY, NET	92,952,211	81,621,424	194,279,141

REVENUES, NET	102,805,621	129,492,013	201,069,173

COST OF GOODS SOLD	(88,461,432)	(111,770,197)	(172,649,955)

GROSS PROFIT	14,344,189	17,721,816	28,419,218

OPERATING EXPENSES:
Research and development	(27,628,085)	(26,504,650)	(3,482,511)
Selling and marketing	(1,465,007)	(1,567,707)	(633,863)
General and administrative	(11,333,336)	(20,665,709)	(28,255,267)
Total Operating Expenses	(40,426,428)	(48,738,066)	(32,371,641)

LOSS FROM OPERATIONS	(26,082,239)	(31,016,250)	(3,952,423)

OTHER INCOME (EXPENSE):
Interest income	2,269,844	2,961,153	3,138,717
Interest expense	(2,280,286)	(1,831,667)	(2,214,635)
Change in fair value of financial instruments	-	3,823,590	8,519,295
Government grants	5,913,554	25,913,540	1,645,032
Share of (loss) income after tax of JV	(11,555,302)	(7,307,510)	11,841,855
Other income, net	123,925	1,627,933	1,814,882
Total other (expense) income, net	(5,528,265)	25,187,039	24,745,146

(LOSS) INCOME BEFORE INCOME TAXES	(31,610,504)	(5,829,211)	20,792,723

INCOME TAX BENEFIT (EXPENSE)	3,263,030	(681,546)	(6,127,228)

NET(LOSS) INCOME	(28,347,474)	(6,510,757)	14,665,495

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	13,846,110	(15,415,223)	(9,631,753)

COMPREHENSIVE (LOSS) INCOME	$(14,501,364)	$(21,925,980)	$5,033,742

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	47,943,830	47,447,665	46,744,718
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	47,943,830	47,447,665	46,925,554

NET (LOSS) INCOME PER SHARE, BASIC	$(0.59)	$(0.14)	$0.31
NET (LOSS) INCOME PER SHARE, DILUTED	$(0.59)	$(0.14)	$0.31

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KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	Year Ended
	December 31, 2017	December 31, 2016	December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(28,347,474)	$(6,510,757)	$14,665,495
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,777,992	4,863,277	5,788,780
Assets Impairments	170,506	(40,142)	194,366
Allowance for doubtful accounts	128,972	-	-
Deferred taxes	(5,448,015)	3,651,362	1,446,345
Change in fair value of financial instruments	-	(3,823,590)	(8,519,295)
Share of loss after tax of JV Company	11,555,302	7,307,510	(11,841,855)
Reserve for fixed assets	451,503	-	-
Stock Compensation cost	5,191,307	14,913,212	22,306,987

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(5,821,522)	(40,962,889)	(16,240,270)
Notes receivable	-	1,383,605	1,708,223
Notes receivable from JV Company and related party	8,068,968	-	-
Inventories	(3,311,357)	4,952,792	(3,497,460)
Other receivables and other assets	(1,243,552)	(43,650,395)	(193,954)
Due from employee	10,127	41,529	(7,596)
Advances to supplier and Prepayments and prepaid expenses	23,107,334	(9,209,955)	6,664,779
Advances to suppliers-Long term	(5,941,692)	-	-
Amount due from JV Company	(53,622,842)	(111,996,250)	(127,667,063)
Amount due from JV Company-Long term	(15,907,183)	-	-
Due from related party	10,622,123	28,715,113	(42,249,905)

Increase (Decrease) In:
Accounts payable	66,784,385	112,150,789	164,704,112
Other payables and accrued liabilities	1,914,293	(3,790,859)	5,300,095
Notes payable	(13,297,993)	(8,480,858)	(15,398,471)
Customer deposits	155,100	(48,312)	(2,496,382)
Income Tax payable	1,221,012	1,008,274	(1,039,187)
Deferred income	(4,431,765)	-
Net cash used in operating activities	$(3,214,471)	$(49,526,543)	$(6,372,256)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(760,253)	(275,801)	(827,059)
(Purchases)/Disposal of land use rights and other intangible assets	(416,361)	(3,388)	1,589,165
(Purchases)/Disposal of construction in progress	(702,719)	(6,001,664)	1,128,443
Issuance of notes receivable	-	-	(9,411,720)
Repayment of notes receivable	-	10,335,807	6,410,154
Long Term Investment	-	-	(1,522,411)
Short Term Investment	4,587,971	(3,088,327)	(1,679,051)
Net cash provided by (used in) investing activities	$2,708,638	$966,627	$(4,312,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	2,516,481	2,257,268	(4,006,346)
Proceeds from short-term bank loans	32,263,794	65,912,237	50,640,214
Repayments of short-term bank loans	(35,667,772)	(35,815,325)	(47,595,391)
Proceeds from notes payable	22,270,028	12,038,765	-
Repayment of notes payable	(28,680,591)	-	-
Warrant exercise	-	434,666	-
Net cash (used in) provided by financing activities	$(7,298,060)	$44,827,611	$(961,523)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,803,893)	(3,732,305)	(11,646,257)
Effect of exchange rate changes on cash	459,780	(770,333)	2,005,356
Cash and cash equivalents at beginning of year	12,235,921	16,738,559	26,379,460

CASH AND CASH EQUIVALENTS AT END OF PERIOD	4,891,808	12,235,921	16,738,559

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,448,523	2,598,846	2,496,654
Interest paid	1,625,240	1,671,372	2,188,223

SUPPLEMENTAL NON-CASH DISCLOSURES:
Construction in progress transferred back to prepayments	-	35,035,762	-
Advances to suppliers-long term transferred to Construction in progress	18,848,586	-	-
Purchase of construction in progress by accounts payable	3,756,605	4,191,246	-
Advances to suppliers-long term adjusted for other payable	1,065,100	-	-
Settlement of due from JV Company and related parties with notes receivable	53,565,297	43,707,157	99,147,703
Settlement of accounts receivables with notes receivable from unrelated parties	5,868,902	15,052,339	23,292,896
Assignment of notes receivable from unrelated parties to supplier to settle accounts payable	5,868,902	14,509,390	22,748,033
Assignment of notes receivable from JV Company and related parties to supplier to settle accounts payable	44,812,574	44,846,561	96,359,704
Settlement of accounts payable with notes payables	31,533,939	8,146,783	13,781,830
Deferred tax change to other comprehensive income	78,967	-	-

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